Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OFFERED FOR SALE, ASSIGNED OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (B) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

PROMISSORY NOTE

$ ________	__________, 2009
New York, New York

          FOR VALUE RECEIVED, Whispering Oaks International, Inc., a Texas corporation (the “Company”), promises to pay to the order of ________________________________ (“Holder”), at the offices of Morse, Zelnick, Rose & Lander LLP, 405 Park Avenue, Suite 1401, New York, New York 10022, on the earlier of (a) the date on which the Company shall have sold any shares of its capital stock and shall have received therefor gross proceeds of at least $3 million, or (b) August 31, 2010 (the “Maturity Date”), the principal sum of ____________ DOLLARS (US$__________) with interest thereon at the rate of ten percent (10%) per annum. Any amounts that remain unpaid after the Maturity Date shall thereafter bear interest at the rate of twelve percent (12%) per annum.

          Interest as aforesaid shall be calculated on the basis of actual number of days elapsed over a year of 365 days.

          If this Promissory Note (the “Note”), or any payment hereunder, falls due on a Saturday, Sunday or a day that is a public holiday in the State of New York, this Note, or such payment hereunder, shall be made on the next succeeding business day and such additional time shall be included in the computation of any interest payable hereunder.

          This Note is issued pursuant to that certain Bridge Unit Purchase and Investor Subscription Agreement, dated as of ______________, 2009, by and between Holder and the Company (the “Agreement”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.

          The Company may at its option prepay all or part (in multiples of $10,000 or covering the unpaid balance on the Note) of the unpaid principal amount of this Note and accrued interest thereon.

          UPON THE OCCURRENCE OF AN EVENT OF DEFAULT (AS DEFINED BELOW), THEN, AND IN ANY SUCH EVENT, HOLDER, BY WRITTEN NOTICE TO THE COMPANY, MAY DECLARE THE ENTIRE BALANCE OF THE UNPAID PRINCIPAL OF AND ACCRUED INTEREST ON THIS NOTE TO BE DUE, WHEREUPON THE SAME AND ANY OTHER AMOUNTS DUE HEREUNDER SHALL IMMEDIATELY BECOME DUE AND PAYABLE WITHOUT PRESENTATION, DEMAND, PROTEST OR OTHER NOTICE OF ANY KIND, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY THE COMPANY.

          An “event of default” shall have occurred if:

(a)	The Company fails to make any payment hereunder when due, which failure has not been cured within 15 days following such failure.

(b)	Any representation or warranty made by the Company in the Agreement shall be untrue in any material respect.

(c)

The Company files a petition to take advantage of any insolvency act; makes an assignment for the benefit of its creditors; commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state.

(d)

A court of competent jurisdiction enters an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Company or of the whole or any substantial part of its properties, or approves a petition filed against the Company seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the Untied States of America or any state; or if, under the provisions of any other law for the relief or aid of the Company, a court of competent jurisdiction assumes custody or control of the Company or of the whole or any substantial part of its properties; or there is commenced against the Company any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of 30 days; or if the Company by any act indicates its consent to or approval of any such proceeding or petition.

(e)

If (i) any judgment remaining unpaid, unstayed or undismissed for a period of 60 days is rendered against the Company which by itself or together with all other such judgments rendered against the Company remaining unpaid, unstayed or undismissed for a period of 60 days, is in excess of $500,000, or (ii) there is any attachment or execution against the Company’s properties remaining unstayed or undismissed for a period of 60 days which by itself or together with all other attachments and executions against the Company’s properties remaining unstayed or undismissed for a period of 60 days is for an amount in excess of $500,000.

          The Company hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, or other cause of release or discharge other than actual payment in full hereon.

          Holder shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Holder to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Notwithstanding the foregoing, any provision of this Note may be waived or amended upon the written consent of the Company and the consent of the Holder.

          The remedies of Holder as provided herein, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Holder’s sole discretion, and may be exercised as often as occasion therefor shall occur.

          It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect or interpret this Note or any part hereof or to enforce or protect any rights conferred upon Holder by this Note or any other document evidencing this Note, then the Company promises and agrees to pay all costs, including reasonable attorneys’ fees, incurred by Holder.

          If any provision of this Note would require the Company to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, the Company shall instead pay interest under this Note at the highest rate permitted by applicable law.

          This Note shall be governed by and enforced pursuant to the laws of the State of New York.

          The Company irrevocably submits to the exclusive jurisdiction of any federal or state court located within the State of New York over any dispute relating to the terms of the Agreement and the Company hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The Company hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date first above written.

WHISPERING OAKS INTERNATIONAL, INC.

By:

Name:
Title: President & CEO